Exhibit 5.1

REINHART BOERNER VAN DEUREN s.c.
1000 North Water Street
Milwaukee, WI  53202

August 2, 2012

EDAC Technologies Corporation
1806 New Britain Avenue
Farmington, Connecticut 06032

Ladies and Gentlemen:                                                                                                Re: Registration Statement on Form S-3

We have acted as local Wisconsin counsel to EDAC Technologies Corporation, a Wisconsin corporation (the "Company"), in connection with its Registration Statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission on June 28, 2012 with respect to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 150,523 shares (the "Shares") of common stock, par value $.0025 per share, of the Company.

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K.

We have examined and relied upon, to the extent we deemed proper, originals or certified copies of such corporate records, certificates of officers of the Company and/or public officials and such other documents and have made such other factual and legal investigations as we have deemed relevant and necessary as the basis for the opinion set forth below.  In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copies.

Based upon our foregoing examination, subject to the assumptions stated above and relying on the statements of fact contained in the documents that we have examined, we are of the opinion that the Shares are validly issued, fully paid and non-assessable.

We express no opinion as to the applicability of, compliance with or effect of, the law of any jurisdiction other than the laws of the State of Wisconsin.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Registration Statement, including the prospectus or any supplement to the prospectus, constituting a part thereof, as originally filed or subsequently amended.  In giving this consent, we do not thereby admit that we are "experts" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission.

Yours very truly,

REINHART BOERNER VAN DEUREN s.c.

BY     /s/ Eric P. Hagemeier
Eric P. Hagemeier